UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 20, 2023

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
001-37976	Southwest Gas Holdings, Inc. 8360 S. Durango Dr. Post Office Box 98510 Las Vegas, Nevada 89193-8510 (702) 876-7237	Delaware	81-3881866

001-07850	Southwest Gas Corporation 8360 S. Durango Dr. Post Office Box 98510 Las Vegas, Nevada 89193-8510 (702) 876-7237	California	88-0085720

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Southwest Gas Holdings, Inc:

(Title of class)	(Trading symbol)	(Exchange on which registered)
Southwest Gas Holdings, Inc. Common Stock, $1 par value	SWX	New York Stock Exchange
Southwest Gas Corporation:
None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On January 20, 2023, Southwest Gas Corporation (the “Company”) entered into a

364-Day

Term Loan Credit Agreement (the “Term Loan Agreement”) with the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Term Loan Agreement provides for a term loan (the “Term Loan”) of $450 million that matures on January 19, 2024. The Company intends to use the proceeds from the Term Loan to fund higher than expected natural gas costs for the November 2022 through March 2023 winter period caused by numerous market forces including historically low storage levels, unexpected upstream pipeline maintenance events, and cold weather conditions across the western region.
Interest rates for the Term Loan are calculated, at the Company’s option, at either the term Secured Overnight Financing Rate (“SOFR”) plus an adjustment of 0.100% or the “alternate base rate,” plus in each case an applicable margin. Loans bearing interest with reference to SOFR have an applicable margin of 0.950% and loans bearing interest with reference to the alternate base rate have an applicable margin of 0.000%. SOFR is calculated with a floor of 0.000% and alternative base rate is calculated with a floor of 1.000%.
The Term Loan Agreement contains certain customary representations and warranties and affirmative and negative covenants. In addition, the Term Loan Agreement contains a financial covenant requiring the Company to maintain a ratio of funded debt to total capitalization not to exceed 0.70 to 1.00 as of the end of any quarter of any fiscal year.
The description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	364-Day Term Loan Credit Agreement, dated as of January 20, 2023, by and among Southwest Gas Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders from time to time party thereto.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

/s/ Robert J. Stefani

Date: January 20, 2023	Robert J. Stefani
Senior Vice President/Chief Financial Officer

SOUTHWEST GAS CORPORATION

/s/ Robert J. Stefani

Date: January 20, 2023	Robert J. Stefani
Senior Vice President/Chief Financial Officer